EXHIBIT 1.18.1

EXECUTION COPY

AMENDMENT NO. 1
TO
UNDERWRITING AGREEMENT

      This Amendment No. 1 (this “Amendment”) to the Underwriting Agreement dated May 26, 2005 (the “Underwriting Agreement”), among Thornburg Mortgage, Inc., a Maryland corporation, Thornburg Mortgage Advisory Corporation, a Delaware corporation, and Bear, Stearns & Co. Inc. and UBS Securities LLC, is made and entered into to be effective for all purposes as of May 26, 2005. Capitalized terms used but not defined herein shall have the meanings ascribed to those terms in the Underwriting Agreement.

      WHEREAS, the parties hereto desire to amend the Underwriting Agreement to make the changes set forth below.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      A. Amendment of Section 2. The first sentence of the second paragraph of Section 2 of the Underwriting Agreement is hereby deleted in its entirety and replaced with the following sentence:

      “Payment of the purchase price (plus accrued and undeclared dividends from April 16, 2005) for the Additional Shares shall be made at any additional time of purchase in the same manner as the payment for the Firm Shares.”

      B. Amendment of Schedule A. Schedule A of the Underwriting Agreement is hereby deleted in its entirety and replaced with Schedule A attached to this Amendment.

      C. Full Force and Effect. Except as expressly amended herein, all other terms and provisions of the Underwriting Agreement remain in full force and effect and are hereby ratified and confirmed in all respects.

      D. Counterparts. This Amendment may be executed in one or more counterparts, each of which such counterparts shall be deemed an original and all of which together shall constitute one and the same Amendment.

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      IN WITNESS WHEREOF, the undersigned have duly executed this Amendment No. 1 to the Underwriting Agreement as of the date first written above.

THORNBURG MORTGAGE, INC.

By:	/s/ Larry Goldstone

	Name:	Larry Goldstone
	Title:	President & Chief Operating Officer

THORNBURG MORTGAGE ADVISORY CORPORATION

By:	/s/ Garrett Thornburg

	Name:	Garrett Thornburg
	Title:	Chairman & Chief Executive Officer

BEAR, STEARNS & CO. INC.

By:	/s/ Chris O’Connor

	Name:	Chris O’Connor
	Title:	Senior Managing Director

UBS SECURITIES LLC

By:	/s/ Scott Whitney

	Name:	Scott Whitney
	Title:	Executive Director

By:	/s/ Ryan Donovan

	Name:	Ryan Donovan
	Title:	Director

SCHEDULE A

Underwriter	Number of Shares
Bear, Stearns & Co. Inc	733,334
UBS Securities LLC	733,333
Piper Jaffray & Co.	733,333
TOTAL	2,200,000

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